UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 14, 2025
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ALICO, INC.
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(Exact name of registrant as specified in its charter)
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Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913
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(Address of principal executive offices)(Zip Code)
239-226-2000
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(Registrant’s telephone number, including area code)
Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2025, Danny Sutton submitted his resignation as President of Alico Citrus, effective August 1, 2025.

In addition, on July 18, 2025, Alico, Inc. (“the Company”) entered into a letter agreement (the “Hutchcraft Amendment”) with Mitch Hutchcraft, Executive Vice President – Real Estate, amending Mr. Hutchcraft’s Employment Agreement with the Company, dated as of May 28, 2024 (the “Hutchcraft Employment Agreement”).

The Hutchcraft Amendment, provides, among other things, for the following: (1) an extension of the term of the Hutchcraft Employment Agreement through September 30, 2030, with automatic one-year extensions thereafter unless either party provides 60 days’ prior written notice of non-extension, (2) a base salary increase of $25,000 per year from Mr. Hutchcraft’s base salary of $335,000, commencing with fiscal year 2026, (3) Mr. Hutchcraft’s eligibility for an annual discretionary cash bonus up to $40,000 based on the achievement of general corporate objectives of the Company, and (4) Mr. Hutchcraft’s eligibility to earn real estate incentive bonuses based on achievement of certain Company real estate project milestones, payable annually following each fiscal year-end , with at least 75% paid in cash and up to 25% payable in fully vested restricted stock unit awards under the Company’s Amended and Restated Stock Incentive Plan of 2015 (the “2015 Plan”).

Pursuant to the Hutchcraft Amendment, as soon as reasonably practicable following the date of the Hutchcraft Amendment, Mr. Hutchcraft will be granted a performance-based restricted stock unit award under the 2015 Plan (the “Hutchcraft PSU Award”), which will vest upon completion of all necessary permits to entitle the East Corkscrew Grove Villages and all permits for the entire Corkscrew Grove Villages project no later than September 30, 2035 (the date of such completion, the “Completion Date”). The number of shares subject to the Hutchcraft PSU Award will be determined by dividing $1 million by the average trading price of the Company’s common stock for the 10 trading days immediately preceding the Completion Date. If Mr. Hutchcraft’s employment is terminated by the Company prior to the Completion Date by the Company without “Cause,” by Mr. Hutchcraft for “Good Reason” on or following a “Change in Control” (each as defined in the Hutchcraft Employment Agreement) or due to Mr. Hutchcraft’s death, then the Hutchcraft PSU Award will remain outstanding and eligible to vest through the five year period following the date of such termination (or, if earlier, through September 30, 2035). If Mr. Hutchcraft’s employment is terminated due to his death, the Company may settle the Hutchcraft PSU Award in cash in its discretion.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2025	ALICO, INC.

	By:	/s/ Bradley Heine

Bradley Heine
Chief Financial Officer